Exhibit 99.1

Noteholders Report
Crusade Global Trust No. 2 of 2004
Coupon Period Ending 19 May 2005
USD Notes
	FV Outstanding	Bond Factor	Coupon Rate	Coupon Payments	Principal Payments	Charge Offs
Class A1 Notes (in USD)	536,029,934.28	89.338322%	2.9800%	4,002,171.00	26,160,507.51	0.00
Class A2 Notes (in EUR)	357,353,289.53	89.338322%	2.2750%	2,036,899.20	17,440,338.34	0.00
Class A3 Notes (in AUD)	536,029,934.28	89.338322%	5.9650%	7,901,317.20	26,160,507.51	0.00
Class B Notes (in AUD)	27,400,000.00	100.000000%	Not Disclosed	Not Disclosed	0.00	0.00
Class C Notes (in AUD)	11,100,000.00	100.000000%	Not Disclosed	Not Disclosed	0.00	0.00

Pool Summary		30-April-05 AUD
Outstanding Balance - Variable Rate Housing Loans		1,579,341,962
Outstanding Balance - Fixed Rate Loans		372,382,753
Total Outstanding Balance		1,951,724,714
Number of Loans		10,729
Weighted Average Current LVR		62.69%
Average Loan Size		181,911
Weighted Average Seasoning		24 mths
Weighted Average Term to Maturity		299 mths

Principal Collections		AUD
Scheduled Principal Payments		10,971,980.17
Unscheduled Principal Payments		84,533,555.05
Redraws		7,971,971.86

Principal Collections		87,533,563.36

Total Available Principal		AUD
Principal Collections		87,533,563.36
Principal Charge Offs		0.00
Principal Draws		0.00
Payback of Principal Draws		6,921,247.74
Total Available Principal		94,454,811.10

Principal Distributed		94,454,811.10
Principal Retained		0.00

Outstanding Balance of Principal Draws		1,761,720.55

Total Available Funds		AUD
Available income		39,055,610.84
Payback of Principal Draw		(6,921,247.74)
Liquidity Draw		0.00

Total Available Funds		32,134,363.10

Redraw & Liquidity Facilities		AUD
Redraw Shortfall		0.00
Redraw Carryover Charge Offs		0.00

CPR		Feb-05	Mar-05	Apr-05
	1 mth CPR	10.89%	15.71%	16.51%

Arrears	% of pool (by balance)
31-59 days	0.47%
60 - 89 days	0.04%
90+ days	0.20%
Defaults	Nil
Losses	Nil